UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2005

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 7.01	REGULATION FD DISCLOSURE

          On August 17, 2005, the Company issued a press release announcing that Dr. Peter Elias, Professor of Dermatology at the University of California, San Francisco, and the Company's Chief Scientific Officer, has been awarded a $1.2 million research grant by the National Institutes of Health to study the role of the skin's barrier function as it relates to eczema vaccinatum, a potentially fatal complication of smallpox vaccination in persons who have or who have had eczema.. A copy of the press release is filed herewith.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Item	Title

1.0	Press Release dated August 17, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: August 18, 2005	/s/ Steven S. Porter Steven S. Porter, Chief Executive Officer